UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

Apollo Realty Income Solutions, Inc

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-264456	87-2557571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc. 9 West 57th Street, 42nd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On August 18, 2023, Apollo Realty Income Solutions, Inc. (the “Company”) acquired a $50 million pari passu interest (all of which was funded at closing) in a $150 million fixed-rate mezzanine loan secured by a portfolio of 12 single-tenant, Class A industrial warehouse/distribution properties located in 10 states, each leased to Amazon on long-term leases. A fund managed by an affiliate of Apollo Global Management, Inc. acquired the remaining $100 million pari passu interest in the mezzanine loan, which is part of a $1.185 billion whole loan for the portfolio consisting of a $1.035 billion senior mortgage and the $150 million mezzanine loan. Each property in the portfolio was built-to-suit for Amazon and is newly-constructed with deliveries between 2020-2022. The properties are individually leased to Amazon.com Services LLC and guaranteed by Amazon.com, Inc. on a triple net leased basis. At loan close, the portfolio had a weighted average lease term of approximately 14.3 years with multiple extension options on the various leases.

On August 23, 2023, the Company acquired a $100 million pari passu interest ($2.6 million of which was funded at closing) in a $480 million floating-rate first mortgage loan secured by a to-be-constructed studio production campus in Burbank, California, aggregating approximately 934,000 square feet, fully leased to Warner Bros. for a 15-year term, post-completion. The first mortgage loan is a part of a $621 million whole loan consisting of the senior mortgage and a $141 million mezzanine loan. Accounts managed by affiliates of Apollo Global Management, Inc. acquired pari passu interests in the senior loan and the mezzanine loan. The loan has a 42-month initial term, with two extension options of 12 months and 6 months, respectively, and an interest rate of SOFR plus 400 basis points.

On August 29, 2023, the Company acquired a fee simple interest in 16000 Pines Market (the “Property”), a 2022 vintage, 118,000 square foot grocery anchored shopping center located in Pembroke Pines, Florida. The Property was acquired from an unaffiliated third party for approximately $56 million, exclusive of closing costs and the Company funded the acquisition with cash on hand. The Property is 100% leased and anchored by Publix, Burlington and Crunch Fitness. All three anchors recently opened for business. Pembroke Pines is located 20 miles southwest of Ft. Lauderdale and 30 miles northwest of Miami and has experienced significant population growth over the past decade.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Realty Income Solutions, Inc.

Date: August 31, 2023	By:	/s/ John Calace
Name: John Calace
Title: Chief Financial Officer, Treasurer and Secretary